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                                                                      Exhibit 16


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June 29, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn:  Jeffrey P. Reidler
       Assistant Director

Dear Mr. Reidler:

Johnson Lambert & Co., acknowledges the Registrant's response to Item 304(a) of Regulation S-K which appears on page 55 of the AIG Ltd. Form S-4. Further, Johnson Lambert & Co., agrees with all statements made by the Registrant in their response.

                                       JOHNSON LAMBERT & CO.










                  [Letterhead of Johnson Lambert & Co. here]